      As filed with the Securities and Exchange Commission on May 11, 1999 Registration Nos. 33-26296, 33-38431, 33-41152, 33-44934, 33-52147, 33-64897
                                  and 333-30395
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact Name of Registrant as Specified in its Charter)
                    Iowa                                     94-2213782
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)
                                   -----------
                                666 Grand Avenue
                                  P.O. Box 657
                              Des Moines, IA 50309
                                 (515) 242-4000
 (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)
                                   -----------
                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                                   401(K) PLAN
                           EXECUTIVE OPTION AGREEMENT
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                    RESTRICTED STOCK GRANT FOR DAVID L. SOKOL
                             1996 STOCK OPTION PLAN
                NON-EMPLOYEE DIRECTOR STOCK OPTION ELECTION PLAN
                       NONQUALIFIED EMPLOYEE STOCK OPTIONS
                           MONEY PURCHASE PENSION PLAN
                            (Full title of the Plans)

                          John A. Rasmussen, Jr., Esq.
                    Senior Vice President and General Counsel
                                666 Grand Avenue
                                  P.O. Box 657
                              Des Moines, IA 50309
                                 (515) 242-4000
    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                                   -----------
                                    Copy To:
                              Peter J. Hanlon, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed       Proposed
                                     Maximum        Maximum
   Title of          Amount         Offering       Aggregate         Amount of
   Securities        to be            Price         Offering        Registration
to be Registered   Registered(1)    Per Share    Price Per Share         Fee
----------------   -------------    ---------    ---------------    ------------
See below*             N/A*            N/A*           N/A*              N/A*

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-26296, 33-38431, 33-41152, 33-44934, 33-52147, 33-64897 and 333-30395. Therefore, no
   further registration fee is required.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (Registration File Nos. 33-26296, 33-38431, 33-41152, 33-44934, 33-52147,
33-64897 and 333-30395) (collectively, the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by MidAmerican Energy Holdings Company, an Iowa corporation (the "Registrant"), which is the successor to CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), following a statutory merger (the "Merger") effective on March 12, 1999 for the purpose of changing CalEnergy's state of incorporation. Prior to the Merger, the Registrant had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, the Registrant succeeded by operation of law to all of the assets and liabilities of CalEnergy. Also, on March 12, 1999, after consummation of the Merger, the Registrant filed Articles of Amendment changing its name to MidAmerican Energy Holdings Company.

     The Merger was approved by the shareholders of CalEnergy at a Special Meeting of Shareholders held on October 30, 1998 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                     Part II

Item 3.  Information Incorporated by Reference

     The following documents and information filed by the Registrant (and by CalEnergy prior to the Merger) with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Amendment No. 1 on Form 10-K/A, filed pursuant to Section 13 of the Exchange Act;

     (b) The Registrant's Current Reports on Form 8-K, dated January 19, 1999, January 25, 1999, January 29, 1999, February 23, 1999, February 25, 1999,
February 26, 1999; March 11, 1999 (two reports), March 12, 1999 (two reports) and March 26, 1999; and

     (c) The description of common stock of the Registrant contained in the Registrant's Current Report on Form 8-K, dated March 12, 1999.

     All documents filed by or on behalf of the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by or on behalf of the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby is being passed upon for the Registrant by John A. Rasmussen, Jr. As of the date of this Amendment, Mr. Rasmussen is the Senior Vice President and General Counsel of the Registrant and holds 24,058 options to purchase shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Sections 850 through 858 of the Iowa Business Corporation Act (the "IBCA") governs the circumstances under which a corporation organized thereunder, such as the Registrant, shall or may indemnify directors and officers against liabilities for certain of their acts. Sections 851 and 856 of the IBCA grants each corporation the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. Indemnification is not allowed if the director or officer receives an improper benefit from such person's actions. Article X of the Registrant's Amended and Restated Articles of Incorporation and Article III of the Registrant's Amended and Restated By-Laws further provides that this indemnification right is a contract right and that the indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     Article X of the Registrant's Amended and Restated Articles of Incorporation and Article III of the Registrant's Amended and Restated Bylaws provide that the Registrant may maintain a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as may be set forth in the policies. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of the Registration Statements hereby amended:

Exhibit No.     Description of Exhibit
-----------     ----------------------

2.1 Agreement and Plan of Merger, dated as of August 11, 1998, among CalEnergy Company, Inc., Maverick Reincorporation Sub,

                Inc., MidAmerican Energy Holdings Company and MAVH Inc., (incorporated by reference from Annex I to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

2.2 Agreement and Plan of Merger, dated as of March 12, 1999, between CalEnergy, Inc. and Maverick Reincorporation Sub, Inc. (incorporated by reference from the Registrant's Current Report on Form 8-K, dated March 12, 1999).

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Annex VI to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

3.2 Articles of Merger of Maverick Reincorporation Sub, Inc. and CalEnergy Company, Inc. effective as of March 12, 1999 (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of Maverick Reincorporation Sub, Inc., effective as of March 12, 1999 (name change to MidAmerican Energy Holdings Company) (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated as of March 12, 1999 (preferred stock rights) (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.5             Amended and Restated By-Laws (incorporated by reference to
                Exhibit 4.3 of the Registrant's Form S-8, dated March 19, 1999, Registration No. 333-74691).

5.1 Opinion of John A. Rasmussen, Jr. as to the validity of the shares of Common Stock.

23.1            Consent of Deloitte & Touche LLP, Independent Auditors.

23.2            Consent of John A. Rasmussen, Jr. (included in Exhibit 5.1).

24.1            Power of Attorney.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statements:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statements.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, Iowa on May 11, 1999.

                                 MIDAMERICAN ENERGY HOLDINGS COMPANY

                                 By: /s/ David L. Sokol
                                     ----------------------------------
                                     Name:   David L. Sokol
                                     Title:  Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date
---------                             -----                         ----

/s/ David L. Sokol         Chairman of the Board,               May 11, 1999
-----------------------    Chief Executive Officer
    David L. Sokol         and Director
                           (Principal Executive Officer)

/s/ Patrick J. Goodman     Senior Vice President and            May 11, 1999
-----------------------    Chief Financial Officer
    Patrick J. Goodman     (Principal Financial Officer and
                           Principal Accounting Officer)

          *                Director                             May 11, 1999
-----------------------
Edgar D. Aronson

          *                Director                             May 11, 1999
-----------------------
Judith E. Ayres

          *                Director                             May 11, 1999
-----------------------
Terry E. Branstad

          *                Director                             May 11, 1999
-----------------------
Stanley J. Bright

          *                Director                             May 11, 1999
-----------------------
Jack W. Eugster

          *                Director                             May 11, 1999
-----------------------
Richard R. Jaros

                           Director                             May __, 1999
-----------------------
David R. Morris

          *                Director                             May 11, 1999
-----------------------
Robert L. Peterson

          *                Director                             May 11, 1999
-----------------------
Bernard W. Reznicek

          *                Director                             May 11, 1999
-----------------------
John R. Shiner

          *                Director                             May 11, 1999
-----------------------
Walter Scott, Jr.

          *                Director                             May 11, 1999
-----------------------
John R. Shiner

          *                Director                             May 11, 1999
-----------------------
Neville G. Trotter

          *                Director                             May 11, 1999
-----------------------
David E. Wit


*By: /s/ Steven A. McArthur
     ----------------------
         Steven A. McArthur
         Attorney-in-Fact

     Pursuant to the requirements of the Securities Act, the administrator of the Plans listed below has duly caused this Post-Effective No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa on May 11, 1999.

                              AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                              401(K) PLAN
                              EXECUTIVE OPTION AGREEMENT
                              1994 EMPLOYEE STOCK PURCHASE PLAN
                              RESTRICTED STOCK GRANT FOR DAVID L. SOKOL
                              1996 STOCK OPTION PLAN
                              NON-EMPLOYEE DIRECTOR STOCK OPTION ELECTION PLAN NONQUALIFIED EMPLOYEE STOCK OPTIONS
                              MONEY PURCHASE PENSION PLAN

                              of MIDAMERICAN ENERGY HOLDINGS COMPANY


                              By: /s/ Patrick J. Goodman
                                  ----------------------------------
                                  Name:  Patrick J. Goodman
                                  Title: Senior Vice President and
                                         Chief Financial Officer

                                  Exhibit Index
                                  -------------


Exhibit No.     Description of Exhibit
-----------     ----------------------
2.1             Agreement and Plan of Merger, dated as of August 11, 1998, among
                CalEnergy Company, Inc., Maverick Reincorporation Sub, Inc.,
                MidAmerican Energy Holdings Company and MAVH Inc., (incorporated by reference from Annex I to the Joint Proxy Statement dated
                September 25, 1998 of CalEnergy).

2.2 Agreement and Plan of Merger, dated as of March 12, 1999, between CalEnergy, Inc. and Maverick Reincorporation Sub, Inc. (incorporated by reference from the Registrant's Current Report on Form 8-K, dated March 12, 1999).

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Annex VI to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

3.2 Articles of Merger of Maverick Reincorporation Sub, Inc. and CalEnergy Company, Inc. effective as of March 12, 1999 (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of Maverick Reincorporation Sub, Inc., effective as of March 12, 1999 (name change to MidAmerican Energy Holdings Company) (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated as of March 12, 1999 (preferred stock rights) (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.5             Amended and Restated By-Laws (incorporated by reference to
                Exhibit 4.3 of the Registrant's Form S-8, dated March 19, 1999, Registration No. 333-74691).



                                      (i)

5.1 Opinion of John A. Rasmussen, Jr. as to the validity of the shares of Common Stock.

23.1            Consent of Deloitte & Touche LLP, Independent Auditors.

23.2            Consent of John A. Rasmussen, Jr. (included in Exhibit 5.1).

24.1            Power of Attorney.



                                      (ii)